Exhibit 4.3


                        UAL CORPORATION

                      Officer's Certificate
                    ________________________


     Pursuant to Sections 2.1 and 3.1 of the Indenture, dated as of December 20, 1996 (the "Indenture"), between UAL Corporation,

a Delaware corporation (the "Company"), and The First National

Bank of Chicago, a national banking association, as trustee (the

"Trustee"), the undersigned officer of the Company hereby

certifies on behalf of the Company as follows:

     1. Authorization. The establishment of a series of Securities of the Company has been approved and authorized in accordance with the provisions of the Indenture pursuant to resolutions of the Board of Directors of the Company adopted on June 27, 1996 and September 26, 1996 and the resolutions of the Series B Committee of the Company adopted on November 20, 1996.

     2.  Compliance with Covenants and Conditions Precedent.
All conditions precedent, if any, provided for in the Indenture relating to the establishment of a series of Securities have been complied with.

     3. Terms. The terms of the series of Securities established pursuant to this Officer's Certificate will be as follows:

     (i)      Title.  The title of the Securities is "13-1/4%
              Junior Subordinated Debentures due 2026" (the
              "Junior Subordinated Debentures").

     (ii) Aggregate Principal Amount. The Junior Subordinated Debentures shall be limited in aggregate principal amount to $77,301,649.50 (except for Junior Subordinated Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Sections 3.4, 3.5, 3.6, 8.6 or 10.7 of the Indenture and except for any Junior Subordinated Debentures that, pursuant to the last paragraph of Section 3.3 of the Indenture, are deemed never to have been authenticated and delivered under the Indenture).

     (iii)    Stated Maturity.  The date on which the
              principal of the Junior Subordinated Debentures is payable is December 15, 2026.

     (iv)     Rate of Interest; Interest Payment Dates;
              Regular Record Dates. Each Junior Subordinated Debenture will bear interest from December 21, 1996 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date") (subject to extension as provided in the form of Junior Subordinated Debenture attached hereto as Exhibit A), commencing on December 31, 1996, at the rate of 13-1/4% per annum until the principal thereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 13-1/4% per annum, compounded quarterly, on any overdue principal and premium and on any overdue installment of interest. Except as set forth below, the interest so payable shall be paid to the person in whose name such Junior Subordinated Debenture (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which, except as set forth below, shall be the close of business 15 calendar days prior to such Interest Payment Date, except that the record date for the payment to be made on December 31, 1996 shall be the date of exchange of the Preferred Securities for the Depositary Shares. In addition, each Junior Subordinated Debenture will bear interest from November 1, 1996 through December 20, 1996 at the rate of 12-1/4% per annum (the "Pre-Issuance Accrued Distribution"), payable on December 31, 1996 to the person in whose name such Junior Subordinated Debenture is registered at the close of business on the Regular Record Date for such Interest Payment Date. With the exception of the interest payment described in the immediately preceding sentence, any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such Regular Record Date and may either be paid to the person in whose name such Junior Subordinated Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the registered holder of such Junior Subordinated Debenture not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Junior Subordinated Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

              The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period shorter than a full quarterly interest period for which interest is computed, the amount of interest payable will be computed on the basis of the actual number of days elapsed in such a 30-day month. In the event that any Interest Payment Date is not a business day, then payment of interest payable on such date will be made on the next succeeding business day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (notwithstanding
              Section 1.12 of the Indenture), in each case with the same force and effect as if made on such date.

     (v) Place of Payment. Principal and interest on the Junior Subordinated Debentures will be payable, the transfer of such Junior Subordinated Debentures will be registrable and such Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures bearing identical terms and provisions at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York; provided, however, that, at the option of the Company, payments of interest may be made by check mailed to the registered holder at such address as shall appear in the Security Register and that the payment of principal with respect to any Junior Subordinated Debenture will only be made upon surrender of such Junior Subordinated Debenture to the Trustee.

     (vi) Optional Redemption. Junior Subordinated Debentures may be redeemed at the option of the Company as set forth in the form of Junior Subordinated Debenture attached hereto as Exhibit A.

     (vii)    Mandatory Redemption.  The Junior
              Subordinated Debentures will contain no provision for mandatory redemption, a sinking fund or any analogous provisions.

     (viii)   Denominations.  The Junior Subordinated
              Debentures will be issuable in denominations of $25 and integral multiples thereof.

     (ix) Currency. The Junior Subordinated Debentures will be denominated in Dollars and the principal of and interest on the Junior Subordinated Debentures will be payable in Dollars. The Junior Subordinated Debentures will be satisfied and discharged as provided in Article 4 of the Indenture.

     (x)      Payment Currency.  The principal of and
              interest on the Junior Subordinated Debentures will not be payable in a currency other than Dollars.

     (xi) Formula. The amount of payments of principal of and interest on the Junior Subordinated
              Debentures will not be determined with reference to an index, formula or other method.

     (xii)    Amount Payable Upon Acceleration.  The
              principal amount of the Junior Subordinated
              Debentures will be payable upon declaration of acceleration pursuant to Section 5.2 of the Indenture.

     (xiii)   Payment of Interest.  The payment of
              interest on the Junior Subordinated Debentures will be governed by Section 3.7 of the Indenture.

     (xiv) Special Rights. There are no provisions granting special rights to the Holders upon the occurrence of specified events.

     (xv) Covenants; Events of Default. There shall be no deletions from, modifications or additions to the Events of Default set forth in Section 5.1 of the Indenture or covenants of the Company set forth in Article 9 with respect to the Junior Subordinated Debentures.

     (xvi)    Additional Amounts.  The Company will
              not pay additional amounts on the Junior
              Subordinated Debentures held by a Person that is not a U.S. Person in respect of taxes or similar charges withheld or deducted.

     (xvii)   Registered Securities.  The Junior
              Subordinated Debentures will be issuable in definitive form as Registered Securities, without interest coupons. Section 3.5 of the Indenture will govern the Junior Subordinated Debentures.

     (xviii)  Bearer Securities; Temporary Global
              Security. The Junior Subordinated Debentures will not be Bearer Securities or represented by a temporary global Security.

     (xix)    Defeasance and Covenant Defeasance.
              Sections 4.4 and 4.5 of the Indenture will apply to the Junior Subordinated Debentures and the term "Government Obligations" shall not include obligations referred to in the Definition of such term in the Indenture which are not obligations of the United States or an agency or instrumentality of the United States.

     (xx) Registrar; Paying Agent. The Trustee will be the Registrar and the Paying Agent for the Junior
              Subordinated Debentures.

     (xxi) Warrants. No warrants will be issued in connection with the Junior Subordinated Debentures.

     (xxii)   Exchange Rate Agent.  There will be no
              Exchange Rate Agent with respect to the Junior
              Subordinated Debentures.

     (xxiii)  Global Form.  The Junior Subordinated
              Debentures will not be issued in temporary or permanent global form.

     (xxiv)   Conversion.  The Junior Subordinated
              Debentures will not be convertible into any other security of the Company.

     (xxv)    Subordination.  Article 12 of the
              Indenture will govern the terms and conditions under which the Junior Subordinated Debentures are subordinate to the Senior Indebtedness of the Company.

     (xxvi)   Other Terms.  The Junior Subordinated
              Debentures will have the other terms and will be substantially in the form set forth in the form of Junior Subordinated Debenture attached hereto as Exhibit A. In case of any conflict between this certificate and the Junior Subordinated Debentures in the form attached hereto as Exhibit A, or between the Resolutions and the Junior Subordinated Debentures in such form, the Junior Subordinated Debentures will control.

     Capitalized terms used but not otherwise defined herein shall have the meanings assigned to those terms in the Indenture.

     The undersigned, for himself, states that he has read and is familiar with the provisions of Article 2 of the Indenture relating to the establishment of the form of Security representing a series of Securities thereunder and Article 3 of the Indenture relating to the establishment of a series of Securities thereunder, and in each case, the definitions therein relating thereto; that he is generally familiar with the other provisions of the Indenture and with the affairs of the Company and its acts and proceedings and that the statements and opinions made by him in this Certificate are based upon such familiarity; that, in his opinion, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not the covenants and conditions referred to above have been complied with; and, that in his opinion, the covenants and conditions referred to above have been complied with.

     Insofar as this Certificate relates to legal matters, it is based, as provided for in Section 1.3 of the Indenture, upon the opinion of Counsel delivered to the Trustee contemporaneously herewith pursuant to Section 3.3 of the Indenture and relating to the Junior Subordinated Debentures.

     IN WITNESS WHEREOF, the undersigned has hereunto signed this Certificate on behalf of the Company this 30th day of December
1996.

                              UAL CORPORATION


                              By:  /s/ Douglas A. Hacker
                                   ---------------------
                              Name:  Douglas A. Hacker
                              Title:  Senior Vice President and
                                      Chief Financial Officer




                                                      EXHIBIT A
                                                      ---------

No. R-1                                               CUSIP NO.
$77,301,649.50                                        902549 AC 8

                        UAL CORPORATION

         13-1/4% JUNIOR SUBORDINATED DEBENTURE DUE 2026

          UAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor under the Indenture hereinafter referred to), hereby promises to pay to The First National Bank of Chicago as Institutional Trustee for UAL Corporation Capital Trust I (the "Trust") or registered assigns, the principal sum of Seventy-Seven Million Three Hundred One Thousand Six Hundred Forty-Nine and 50/100 Dollars, on
December 15, 2026.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if fully set forth at this place.

          Unless the Certificate of Authentication hereon has been executed by the Trustee referred to on the reverse side hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this Security to be duly executed in its corporate name by the manual or facsimile signature of its Chairman of the Board or its President and Chief Executive Officer and impressed or imprinted with its corporate seal or facsimile thereof, attested by the manual or facsimile signature of its Secretary on this 30th day of December.


                                   UAL CORPORATION

                                   By_____________________
                                   Title:
Attest:

___________________________
Secretary

          This is one of the Securities of a series issued under the within-mentioned Indenture.



Dated:                        THE FIRST NATIONAL BANK OF CHICAGO,
                                  as Trustee

                              By:______________________
                                   Authorized Signatory


                     (REVERSE OF SECURITY)

          (1) Indenture. This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an indenture (the "Indenture"), dated as of December 20, 1996, between the Company and The First National Bank of Chicago, a national banking association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and, to the extent specifically set forth in the Indenture, the holders of Senior Indebtedness and Preferred Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date upon which the Securities are first issued under the Indenture (the "Issue Date"). The Securities are unsecured general obligations of the Company. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $77,301,649.50. All capitalized terms used in this Security and not defined herein will have the meanings assigned to them in the Indenture.

          (2) Interest. The Company promises to pay interest on said principal amount in cash from December 21, 1996 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears (subject to deferral for up to 20 consecutive quarters as described in Section 3 hereof) on March 31, June 30, September 30 and December 31 of each year, commencing December 31, 1996, at the rate of 13-1/4% per annum of the principal amount at stated maturity plus Compounded Interest and Additional Interest (as defined below), if any, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 13-1/4% per annum, compounded quarterly, on any overdue principal and on any overdue installment of interest. In addition, the Company promises to pay to the Holder or registered assigns interest from November 1, 1996 through December 20, 1996 at the rate of 12-1/4% per annum
(the "Pre-Issuance Accrued Distribution"), payable on December
31, 1996. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly interest period for which interest is computed, the amount of interest payable will be computed on the basis of the actual number of days elapsed in such a 30-day month. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (notwithstanding Section 1.12 of the Indenture), in each case with the same force and effect as if made on such date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the close of business 15 calendar days prior to the such Interest Payment Date, except that the record date for the payment to be made on December 31, 1996 shall be the date of exchange of the Preferred Securities for the Depositary Shares.
With the exception of the Pre-Issuance Accrued Distribution, any such interest not so punctually paid or duly provided for shall bear interest at a rate equal to 13-1/4% per annum (to the extent lawful) and will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.
The Company shall pay as additional interest on the Securities such amounts as shall be required so that the net amounts received and retained by the Trust after paying any taxes, duties, assessment or other governmental charges of whatever nature (other than withholding taxes) imposed on the Trust by the United States or any other taxing authority ("Additional
Interest") will be not less than the amounts the Trust would have received had no such taxes, duties, assessment or governmental charges been imposed.

          (3) Extension of Interest Payment Period. So long as the Company is not in default in the payment of interest on the Securities of this series, the Company shall have the right, at any time during the term of the Securities of this series, from time to time to extend the interest payment period of such Securities (other than with respect to the Pre-Issuance Accrued Distribution) for up to 20 consecutive quarterly interest periods (the "Extended Interest Payment Period"); provided, no Extended Interest Payment Period may extend beyond the maturity date of the Securities. At the end of each such period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate of 13-1/4% per annum compounded quarterly to the extent permitted by applicable law ("Compounded Interest")). During such Extended Interest Payment Period, the Company shall not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or any other securities similar to the Preferred Securities or the Securities, or make any guarantee payments with respect thereto; provided, however, that the Company may pay cash in lieu of fractional shares upon the conversion of any of its preferred stock in accordance with the terms of such stock. Prior to the termination of any such Extended Interest Payment Period, the Company may pay all or any portion of the interest accrued on the Securities on any Interest Payment Date to holders of record on the Regular Record Date for such Interest Payment Date or from time to time further extend such Extended Interest Payment
Period, provided that such Extended Interest Payment Period, together with all previous and further extensions thereof, shall not exceed 20 consecutive quarterly interest periods and shall not extend beyond the maturity of the Securities. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest then due, together with Compounded Interest, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements.
No interest on this Security shall be due and payable during an Extended Interest Payment Period, except at the end thereof. At the end of the Extended Interest Payment Period, the Company shall pay all interest accrued and unpaid on the Securities including any Compounded Interest which shall be payable to the holders of the Securities in whose names the Securities are registered in the Security Register on the Regular Record Date for the first Interest Payment Date occurring on or after the end of the Extended Interest Payment Period.

          If the Trust is the sole holder of the Securities at the time the Company selects an Extension Period, the Company shall give notice to the Indenture Trustee and the Institutional Trustee of its selection of such Extension Period at least ten Business Days prior to the earlier of (i) the date the distributions on the Preferred Securities are payable or (ii) if the Preferred Securities are listed on the New York Stock Exchange or other stock exchange or quotation system, the date the Trust is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to the holders of the Preferred Securities on the record date or the date such distributions are payable, but in any event not less than one Business Day prior to such record date. The Company shall cause the Trust to give notice of the Company's selection of such Extension Period to the holders of the Preferred Securities.

          If the Trust is not the sole holder of the Securities at the time the Company selects an Extension Period, the Company shall give the Holders of these Securities notice of its selection of an Extension Period at least ten Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) if the Preferred Securities are listed on the New York Stock Exchange or other stock exchange or quotation system, the date the Company is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Securities on the record or payment date of such related interest payment, but in any event not less than two Business Days prior to such record date.

          The quarter in which such notice is given pursuant to the second and third paragraphs of this section shall be counted as one of the 20 quarters permitted in the maximum Extension Period permitted under the first paragraph of this section.

          (4) Method of Payment. Payment of the principal of and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register and, provided further, that the payment of principal will only be made upon the surrender of this Security to the Trustee. Notwithstanding the foregoing, so long as the owner and record holder of this Security is the Trust, the payment of the principal of and interest (including Compounded Interest, if any) on this Security will be made at such place and to such account of the Trust as may be designated by the institutional trustee of the Trust.

          (5) Redemption. Except as provided in the next paragraph, the Securities of this series may not be redeemed by the Company prior to July 12, 2004. The Securities of this series are subject to redemption upon not less than 10 nor more than 60 days' notice by mail, at any time on or after July 12, 2004, as a whole or in part, at the election of the Company (an "Optional
Redemption"), at a Redemption Price equal to 100% of the principal amount together with any accrued but unpaid interest, including Compounded Interest, if any, to the Redemption Date
(the "Optional Redemption Price").

          If, at any time, a Tax Event (as defined below) shall occur and be continuing and (i) the regular trustees (the "Regular Trustees") of the Trust shall have received an opinion (a "Redemption Tax Opinion") of a nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Securities of this series for United States federal income tax purposes even if the Securities were distributed to the holders of Preferred Securities and Common Securities in liquidation of such holder's interest in the Trust as set forth in the Declaration of Trust or (ii) the Regular Trustees shall have been informed by such tax counsel that a No Recognition Opinion (as defined below) cannot be delivered to the Trust, the Company shall have the right at any time, upon not less than 10 nor more than 60 days' notice, to redeem the Securities in whole or in part for cash at the Optional Redemption Price within 90 days following the occurrence of such Tax Event; provided, however, that, if at the time there is available to the Company or the Regular Trustees on behalf of the Trust the opportunity to eliminate, within such 90 day period, the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the Trust, the Company or the holders of the Preferred Securities, the Company or the Regular Trustees on behalf of the Trust will pursue such measure in lieu of redemption and, provided further, that the Company shall have no right to redeem the Securities while the Regular Trustees on behalf of the Trust are pursuing any such Ministerial Action.

          "Tax Event" means that the Regular Trustees shall have obtained an opinion (a "Dissolution Tax Opinion") of nationally recognized independent tax counsel experienced in such matters to the effect that on or after December 20, 1996, as a result of
(a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or
(d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after December 20, 1996, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to income accrued or received on the Securities, (ii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges or (iii) interest payable by the Company to the Trust on the Securities is not, or within 90 days of the date thereof will not be, deductible by the Company for United States federal income tax purposes.

          "No Recognition Opinion" means an opinion of a nationally recognized independent tax counsel experienced in such matters, which opinion may rely on any then applicable published revenue ruling of the Internal Revenue Service, to the effect that the holders of the Preferred Securities will not recognize any gain or loss for United States federal income tax purposes as a result of a dissolution of the Trust and distribution of the Securities as provided in the Declaration of Trust.

          If the Securities of this Series are only partially redeemed by the Company pursuant to an Optional Redemption or as a result of a Tax Event as described above, the Securities of this series will be redeemed pro rata or by lot or by any other method as the Trustee shall deem fair and appropriate. Notwithstanding the foregoing, if a partial redemption of the Securities of this series would result in the delisting of the Preferred Securities by any national securities exchange or other organization on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and will only redeem the Securities of this series as a whole.

          In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          (6) Defeasance. The Securities are subject to the defeasance and covenant defeasance provisions set forth in Article Four of the Indenture.

          (7) Denominations, Transfer, Exchange. The Securities are issuable only as registered Securities without coupons in the denominations of $25 and any integral multiple thereof. As provided in the Indenture, and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of different authorized denominations as requested by the Holder surrendering the same and upon surrender of the Security for registration of transfer at the office or agency of the Company in the City of New York, the Company will execute, and the Trustee will authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities, of authorized denominations and of a like aggregate principal amount and tenor. Every Security surrendered for registration of transfer or exchange will, if required by the Company, the Registrar or the Trustee, be duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Registrar and the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing. No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

          (8) Persons Deemed Owners. Prior to due presentment for registration of transfer of this Security, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes whatsoever, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent will be affected by notice to the contrary.

          (9) Defaults and Remedies. If an Event of Default as defined in the Indenture shall occur, the principal of all Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

          (10) Subordination. The Company and each Holder, by acceptance hereof, agrees that the payment of the principal of and interest on the Securities is subordinated, to the extent and in the manner provided in the Indenture, to the prior payment in full of the Senior Indebtedness of the Company as defined in the Indenture and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate in the discretion of the Trustee to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for such purpose.

          (11) Indebtedness. The Company and, by its acceptance of this Security or a beneficial interest herein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree that for United States federal, state and local tax purposes it is intended that this Security constitute indebtedness.

          (12) Amendments and Waivers. The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series affected at the time outstanding, as defined in the Indenture (and, in the case of any series of Securities held as trust assets of a UAL Corporation Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such UAL Corporation Capital Trust as may be required under the Declaration of Trust of such UAL Corporation Capital Trust), to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities; provided, however, that no such supplemental indenture shall, without the consent of the holder of each Security so affected, (i) change the time for payment of principal, premium, if any, or interest on any Security; (ii) reduce the principal of, or any installment of principal of, or interest on any Security; (iii) reduce the amount of premium, if any, payable upon the redemption of any Security; (iv) reduce the amount of principal payable upon acceleration of the maturity of an Original Issue Discount Security (as defined in the
Indenture); (v) change the coin or currency in which any Security or any premium or interest thereon is payable; (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any Security; (vii) reduce the percentage in principal amount of the outstanding Securities the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; (viii) change the obligation of the Company to maintain an office or agency in the places and for the purposes specified in the Indenture; (ix) modify the provisions relating to waiver of certain defaults or any of the foregoing provisions; (x) adversely affect the right to convert the Securities or (xi) modify the provisions with respect to the subordination of the Securities. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the securities of all series at the time outstanding affected thereby (subject, in the case of any series of Securities held as trust assets of a UAL Corporation Capital Trust and with respect to which a Security Exchange has not theretofore occurred, to such consent of holders of Preferred Securities and Common Securities of such UAL Corporation Capital Trust as may be required under the Declaration of Trust of such UAL Corporation Capital Trust), on behalf of the Holders of the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          (13) Obligation Absolute. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, hereto prescribed.

          (14) No Recourse Against Others. No recourse for the payment of the principal of or interest on this Security, or for any claim based hereon or on the Indenture and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented hereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          (15) Governing Law. THIS SECURITY WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                      ____________________


          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: UAL Corporation, P.O. Box 66100, Chicago, Illinois
60666,  Attention:  Treasurer.